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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Carlisle Companies Incorporated


We consent to incorporation by reference in the (i) Registration Statement No. 33-66932 on Form S-8; (ii) Registration Statement No. 33-66934 on Form S-3; and
(iii) Registration Statement No. 33-28052 on Form S-8; (iv) Registration Statement No. 33-56737 on Form S-8; (v) Registration Statement No. 33-56735 on Form S-3; and (vi) Registration Statement No. 33-57113 on Form S-3 of
Carlisle Companies Incorporated of our report dated February 2, 1994, relating to the consolidated balance sheet of Carlisle Companies Incorporated and subsidiaries as of December 31, 1993, and the related consolidated statements of earnings, stockholders' equity, and cash flows and related schedules for the years ended December 31, 1993 and 1992, which report appears in the 1994 annual report on Form 10-K of Carlisle Companies Incorporated.


                                    KPMG Peat Marwick LLP

                                    /s/ KPMG Peat Marwick LLP


Syracuse, New York
March 7, 1995


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